Exhibit 107

F-1

(Form Type)

MediaOn Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Shares, US$0.0002 per share	457(o)	5,500,000	$6.00	US$	33,000,000	0.00013810	US$	4,557.30
Fees Previously Paid									US$	—
Total Offering Amounts						US$	33,000,000		US$	4,557.30

Net Fee Due									US$	4,557.30

(1)	Includes (i) 2,000,000 shares of Class A Ordinary Shares to be sold by the Registrant, (ii) an aggregate of 1,900,000 Class A Ordinary Shares owned by the Selling Shareholders and (ii) an aggregate of 1,600,000 ordinary shares being registered by the Resale shareholders.

(2)	Such amount is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and reflects the maximum offering price of securities registered hereunder.